Calculation of Filing Fee Tables
S-3
Vaxcyte, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(o)	370,332,000		$ 370,332,000.00	0.0001381	$ 51,142.85
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 370,332,000.00		$ 51,142.85
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 51,142.85
Offering Note
[1]	The Company previously registered the offer and sale of shares of its common stock having an aggregate offering price of $400,000,000 by means of a 424(b)(5) prospectus supplement, dated February 27, 2023 (the "2023 Prospectus Supplement"), filed with the Securities and Exchange Commission ("SEC") pursuant to a registration statement on Form S-3 (Registration No. 333-257622) filed with the SEC on July 1, 2021 (the "2021 Registration Statement"). In connection with the filing of the 2023 Prospectus Supplement, the Company paid a filing fee of $44,080. On May 24, 2024, the Company filed a prospectus with the SEC (the "2024 Prospectus"). The 2024 Prospectus forms a part of and is included in a registration statement on Form S-3 (Registration No. 333-279735) filed with the SEC on May 24, 2024 (the "2024 Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, the 2024 Prospectus carried forward shares of common stock from the 2021 Registration Statement having an aggregate offering price of $305,003,145. The registration fees with respect to such shares of common stock were applied to such securities. Today, of this amount, shares of common stock having an aggregate offering price of $129,668,000 remain unsold. The registration fees with respect to these unissued shares of common stock, amounting to $14,289.41, will continue to be applied to such securities. When the unissued shares of common stock having an aggregate offering price of $129,668,000 are combined with the newly registered shares of common stock having an aggregate offering price of $370,332,000, the Company now has shares of common stock having an aggregate offering price of $500,000,000 that are unissued and available for sale.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $370,332,000.00. The prospectus is a final prospectus for the related offering.